SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.__ )

Filed by the Registrant /X/
Filed by a party other than the Registrant / /

Check the appropriate box:
/ /  Preliminary Proxy Statement
/ /  Confidential, for Use of the Commission Only (as permitted by
       Rule 14a-6(e)(2))
/X/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                       Community Savings Bankshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/  No fee required
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                 [COMMUNITY SAVINGS BANKSHARES, INC. LETTERHEAD]


                                                                  March 24, 2000

Dear Shareholder:

         You are cordially invited to attend the Annual Meeting of Shareholders of Community Savings Bankshares, Inc. (the "Company"). The meeting will be held at The Embassy Suites PGA, 4350 PGA Boulevard, Palm Beach Gardens, Florida, on Wednesday, April 26, 2000, at 1:30 p.m. Eastern Time.

         The enclosed Notice of Annual Meeting and Proxy Statement describe the formal business to be transacted. During the Annual Meeting we will also report on the operations of the Company. Directors and officers of the Company, as well as a representative of our independent auditors, will be present to respond to any questions that shareholders may have.

         The formal business to be conducted at the Annual Meeting includes the
(i) election of three directors to the Company's Board of Directors, and (ii) ratification of the appointment of Crowe, Chizek and Company LLP as auditors for the Company for the fiscal year ending December 31, 2000.

         The Board of Directors of the Company has determined that the matters to be considered at the Annual Meeting are in the best interest of the Company and its shareholders. For the reasons set forth in the Proxy Statement, the Board of Directors unanimously recommends a vote "FOR" each matter to be considered.

         It is very important that your shares be represented and voted at the Annual Meeting regardless of the number you own or whether you are able to attend the meeting in person. You may vote your shares either by telephone using the instructions included on the enclosed proxy card (if this option is available to you), OR by marking, signing, dating and promptly returning your proxy card in the postage-paid envelope provided for that purpose. Any proxy may be revoked in the manner described in the accompanying Proxy Statement at any time prior to its exercise at the Annual Meeting.

         Your continued support of and interest in the Company is sincerely appreciated.


                                        Sincerely,




                                        James B. Pittard, Jr.
                                        President and Chief Executive Officer

                       COMMUNITY SAVINGS BANKSHARES, INC.
                              660 U.S. HIGHWAY ONE
                         NORTH PALM BEACH, FLORIDA 33408
                                 (561) 881-2212

                                 --------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 26, 2000

                                 --------------

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Community Savings Bankshares, Inc. (the "Company") will be held at The Embassy Suites PGA, 4350 PGA Boulevard, Palm Beach Gardens, Florida, on Wednesday, April 26, 2000, at 1:30 p.m., Eastern Time, for the following purposes, all of which are more completely set forth in the accompanying Proxy
Statement:

         (1) To elect two (2) directors for a three-year term and one (1) director for a one-year term and until their successors are elected and qualified;

         (2) To ratify the appointment by the Board of Directors of Crowe, Chizek and Company LLP as the Company's independent auditors for the year ending December 31, 2000; and

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof. Management is not aware of any other such business.

         The Board of Directors has fixed March 16, 2000 as the voting record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. Only those shareholders of record as of the close of business on that date will be entitled to vote at the Annual Meeting or at any such adjournment.

                                      By Order of the Board of Directors


                                      Deborah M. Rousseau
                                      Vice President and Secretary

North Palm Beach, Florida
March 24, 2000

--------------------------------------------------------------------------------
YOU ARE CORDIALLY INVITED TO ATTEND THE ANNUAL MEETING. IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED REGARDLESS OF THE NUMBER YOU OWN. EVEN IF YOU PLAN TO BE PRESENT, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE EITHER IN PERSON OR BY PROXY. YOU MAY ALSO VOTE BY TELEPHONE FOLLOWING THE INSTRUCTIONS PROVIDED TO YOU. ANY PROXY GIVEN MAY BE REVOKED BY YOU IN WRITING OR IN PERSON AT ANY TIME PRIOR TO THE EXERCISE THEREOF. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ORDER TO VOTE IN PERSON AT THE ANNUAL MEETING.
--------------------------------------------------------------------------------

                       COMMUNITY SAVINGS BANKSHARES, INC.

                               -----------------

                                 PROXY STATEMENT

                               -----------------

                         ANNUAL MEETING OF SHAREHOLDERS

                                 APRIL 26, 2000

         This Proxy Statement is furnished to holders of common stock, $1.00 par value per share ("Common Stock"), of Community Savings Bankshares, Inc., a Delaware corporation (the "Company"), which is the sole shareholder of Community Savings, F. A. (the "Association"), a federally chartered savings association. Proxies are being solicited on behalf of the Board of Directors of the Company to be used at the Annual Meeting of Shareholders ("Annual Meeting") to be held at The Embassy Suites PGA, 4350 PGA Boulevard, Palm Beach Gardens, Florida, on Wednesday, April 26, 2000, at 1:30 p.m., Eastern Time, and at any adjournment thereof for the purposes set forth in the Notice of Annual Meeting of Shareholders. This Proxy Statement is first being mailed to shareholders on or about March 24, 2000.

         Your vote is important. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Shareholders have a choice of either completing a proxy card and mailing it in the postage-paid envelope provided or voting by using a toll-free telephone number. Check your proxy card or the information forwarded by your broker or other holder of record to see which options are available to you. The telephone voting facilities will close at 5:00 p.m. on April 25, 2000. The telephone voting procedure is designed to authenticate shareholders by use of a control number and to allow shareholders to confirm that their instructions have been properly recorded.

         Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Company written notice thereof (mailed to the attention of Deborah M. Rousseau, Vice President and Secretary, Community Savings Bankshares, Inc., 660 U.S. Highway One, North Palm Beach, Florida 33408); (ii) submitting a duly-executed proxy bearing a later date; or (iii) appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

         The method by which you vote will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the Annual Meeting.

                                     VOTING

         Only shareholders of record of the Company at the close of business on March 16, 2000 (the "Voting Record Date") are entitled to notice of and to vote at the Annual Meeting and at any adjournment thereof. On the Voting Record Date, there were 9,292,508 shares of Common Stock of the Company issued and outstanding, and the Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting.

         The presence in person or by proxy of at least a majority of the issued and outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast at the Annual Meeting. The affirmative vote of a majority of the total votes present in person or by proxy at the Annual Meeting is required for approval of the proposal to ratify the appointment of the Company's independent auditors. Shares represented by a proxy card or telephonic vote which are voted as abstaining on any proposal, other than the election of directors, will be treated as shares present and entitled to vote that were not cast in favor of a particular matter, and thus will be counted as votes against the matter. Under the rules of the New York Stock Exchange, the proposals for the election of directors and to ratify the selection of Crowe Chizek and Company LLP are considered to be "discretionary" items upon which brokerage firms may vote in their discretion on behalf of their clients if such clients have not furnished voting instructions and for which there will not be "broker non-votes." A broker non-vote would have the same effect as a vote against a proposal.

          INFORMATION WITH RESPECT TO NOMINEES FOR DIRECTOR, DIRECTORS
                  WHOSE TERMS CONTINUE, AND EXECUTIVE OFFICERS

ELECTION OF DIRECTORS

         The Bylaws of the Company provide that the Board of Directors of the Company shall be divided into three classes which are as equal in number as possible.

         No nominee for director is related to any other director or executive officer of the Company by blood, marriage or adoption, and two of the nominees currently serve as directors of the Company. In January, the Board nominated John Sheldon Clark as a director for election at the Annual Meeting. In accordance with the Company's Bylaws, the Board resolved to increase the number of directors of the Company from six to seven, such increase to be effective upon election of the three nominees for director. There are no arrangements or understandings between the nominees and any other person pursuant to which any such nominee was elected.

         Unless otherwise directed, each proxy executed and returned by a shareholder will be voted FOR the election of the nominees for director listed below. If any person named as nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies will nominate and vote for any replacement nominee or nominees recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why any of the three nominees listed below may not be able to serve as a director if elected.

         The following tables present information concerning the nominees for director and each director whose term continues, including his tenure as a director of the Company.

                       NOMINEES FOR DIRECTOR FOR THREE-YEAR TERM EXPIRING IN 2003

                                        Position with the Company and the
                                        Association and Principal Occupation                  Director
        Name                Age (1)        During the Past Five Years                        Since (2)
        ----                -------     ------------------------------------                 ---------
Karl D. Griffin                71      Director, Secretary Emeritus of the Association;          1955
                                       President  of  Kirklington  Park, Inc., a
                                       commercial real estate leasing company
                                       located in Riviera Beach, Florida; President of
                                       Smith & Yetter, Inc. from 1961 until 1994;
                                       co-owner, Cromwell & Griffin, Riviera Beach,
                                       Florida, a real estate investment firm.

Harold I. Stevenson, CPA       64      Director; retired; from 1987 through 1993,               1987
                                       served as President of Harold I. Stevenson,
                                       CPA, PA; from 1994 to 1996, self-employed, Palm
                                       Beach Gardens, Florida and Rising Fawn, Georgia.

             NOMINEE FOR DIRECTOR FOR ONE-YEAR TERM EXPIRING IN 2001

                                        Position with the Company and the
                                        Association and Principal Occupation                  Director
        Name                Age (1)        During the Past Five Years                        Since (2)
        ----                -------     ------------------------------------                 ---------
John Sheldon Clark             54      Private  investor;  from  1985 to  1992,  Senior          N/A
                                       Vice President,  O'Brien Securities  Management,
                                       New York, New York, a registered broker dealer;
                                       from 1980-1985, partner, Sheldon, Parker and
                                       Staniford, New York, New York, investment
                                       advisors; from 1976-1980, Director of Research,
                                       Legg Mason Wood Walker, Baltimore, Maryland, a
                                       registered broker-dealer.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF
                           THE NOMINEES FOR DIRECTOR.


             MEMBERS OF THE BOARD OF DIRECTORS CONTINUING IN OFFICE

                      DIRECTORS WITH TERMS EXPIRING IN 2001

                                        Position with the Company and the
                                        Association and Principal Occupation                  Director
        Name                Age (1)        During the Past Five Years                        Since (2)
        ----                -------     ------------------------------------                 ---------
Forest C. Beaty, Jr.          70      Director; retired; until September 1999,                 1977
                                      consultant and majority stockholder of FMS,
                                      Inc., a holding company based in Lake Park,
                                      Florida which owned retail clothing stores.

Frederick A. Teed             71      Chairman; retired; previously President and              1964
                                      Chief Executive Officer of the Association from
                                      1983 to 1992.

                                      DIRECTORS WITH TERMS EXPIRING IN 2002

                                        Position with the Company and the
                                        Association and Principal Occupation                  Director
        Name                Age (1)        During the Past Five Years                        Since (2)
        ----                -------     ------------------------------------                 ---------
James B. Pittard, Jr.        53      Director; President and Chief Executive                  1993
                                     Officer; President and Chief Executive
                                     Officer of the Association since 1993;
                                     from 1982 to 1993 served as Senior Vice
                                     President and Treasurer of the Association.

Robert F. Cromwell           81      Director;  Chairman Emeritus of the Association;         1955
                                     retired; served as Chairman of the Board of the
                                     Association from 1983 to 1993; co-owner,
                                     Cromwell & Griffin, Riviera Beach, Florida, a
                                     real estate investment firm; owner, Cromwell
                                     Rentals, Jupiter, Florida, commercial real
                                     estate rentals.

------------
(1)  As of the Voting Record Date.
(2)  Includes period served as director of the Association.

SHAREHOLDER NOMINATIONS

         Article IV, Section 4.15 of the Company's Bylaws (the "Bylaws") governs the nominations for election to the Board of Directors and requires all such nominations, other than those made by the Board of Directors or a committee appointed by the Board, to be made at a meeting of shareholders called for the election of directors, and only by a shareholder who has complied with the notice provisions in that section. Shareholder nominations must be made pursuant to timely notice in writing to the Secretary of the Company. Generally, to be timely, a shareholder's notice must be delivered to, or mailed, postage prepaid, to the principal executive offices of the Company not later than 120 days prior to the anniversary date of the mailing of proxy materials by the Company in connection with the immediately preceding annual meeting of shareholders of the Company. Each written notice of a shareholder nomination is required to set forth certain information specified by the Bylaws. Nominations must have been delivered or received no later than the close of business on December 30, 1999 with respect to the Annual Meeting. No such nominations by shareholders were received.

THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARDS OF THE COMPANY AND
ASSOCIATION

         The business of the Company's Board of Directors is conducted through meetings and activities of the Board and its committees. Regular meetings of the Board of Directors of the Company are held on a quarterly basis and special meetings of the Board of Directors of the Company are held from time-to-time as needed. There were 11 meetings of the Board of Directors of the Company held during fiscal 1999. No director attended fewer than 75% of the total number of meetings of the Board of Directors of the Company held during fiscal 1999 and the total number of meetings held by all committees of the Board on which the director served during such year.

         The Board of Directors of the Company has established various committees, including Nominating, Stock Benefits, ESOP, Audit and Proxy Committees.

         The Audit Committee reviews the records and affairs of the Company to determine its financial condition, reviews with management and the independent auditors the systems of internal control, and monitors the Company's adherence in accounting and financial reporting to generally accepted accounting principles. Currently, all Directors except Mr. Pittard, although he is invited to the meeting by the Committee, serve as members of this Committee. Mr. Clark will be appointed as a member of this Committee upon his election to the Board. The Audit Committee met five times during fiscal 1999.

         The Stock Benefits Committee has exclusive responsibility for determining the award of options to employees under the Amended and Restated 1995 Stock Option Plan (the "1995 Option Plan") and the Amended and Restated 1999 Stock Option Plan (the "1999 Option Plan") (collectively the "Option Plans") and restricted stock awards to employees granted under the Amended and Restated 1995 Recognition and Retention Plan for Employees and Outside Directors (the "1995 RRP") and the 1999 Recognition and Retention Plan and Trust Agreement (the "1999 RRP") (collectively, the "RRPs"), and are responsible for administration of such plans. Currently, Messrs. Stevenson (Chairman), Beaty and Teed serve as members of this Committee. The Stock Benefits Committee met 10 times during fiscal 1999.

         The Nominating Committee currently consists of Messrs. Cromwell (Chairman), Pittard, Stevenson and Teed. The Committee met once in fiscal 1999 and also met in January 2000 to nominate the persons listed herein as nominees.

         The Board of Directors of the Association met 12 times during fiscal 1999. In addition, the Board of Directors of the Association has established various committees including a Compensation and Benefits Committee. The Compensation and Benefits Committee of the Association is responsible for establishing the President's compensation and reviewing the compensation levels for exempt personnel (consisting primarily of officers). Currently, the Compensation and Benefits Committee is comprised of Messrs. Beaty (Chairman), Stevenson and Teed. The Association's Board of Directors has also established a Salary Administration Committee which is currently comprised of Messrs. Pittard, Baker, Howard and Reinhardt and Mmes. Hughes and Kaminske, all of whom are executive officers of the Association. The Salary Administration Committee is responsible for establishing compensation levels for non-exempt personnel.

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS

         The following table sets forth certain information with respect to the executive officers of the Company and the Association who are not directors.

           Name                   Age (1)                                  Position(s)
------------------------          -------        --------------------------------------------------------------
Larry J. Baker, CPA                  60          Senior Vice President, Chief Financial Officer, Treasurer and
                                                          Director of the Association's Finance Division
Cecil F. Howard, Jr.                 62          Senior Vice President and Director of the Association's
                                                          Lending Division
Feriel G. Hughes                     50          Senior Vice President and Director of the Association's
                                                          Human Resources, Marketing and Training Division
Mary L. Kaminske                     62          Senior Vice President and Director of the Association's
                                                          Operations Division
Michael E. Reinhardt                 54          Senior Vice President and Director of the Association's
                                                          Properties and Insurance Division

--------------
(1) As of the Voting Record Date.

         Set forth below is a brief description of the background for at least the last five years of each executive officer of the Company and the Association who is not a director of the Company.

         LARRY J. BAKER, CPA is Senior Vice President, Chief Financial Officer and Treasurer of the Company and the Association, and Director of the Finance Division of the Association. Mr. Baker has been employed by the Association since 1982 and has served as Senior Vice President since 1995, and Treasurer of the Association since 1993. Mr. Baker has served in various other positions with the Association including Controller from 1982 until 1996 and Vice President from 1987 to 1994.

         CECIL F. HOWARD, JR. is Senior Vice President of the Company and the Association and has been Director of the Lending Division and Chief Lending Officer of the Association since 1987 (except for the period from October 1994 until January 1995 during which time he served as President of First Federal Savings and Loan Association of Florida, Lakeland, Florida).

         FERIEL G. HUGHES is Senior Vice President of the Company and the Association, and Director of the Human Resources, Marketing and Training Division of the Association. Ms. Hughes joined the Association in March 1997 and became Senior Vice President in September 1997. She previously served as a sales consultant with the national firm of Schneider Sales Management, from February 1995 to March 1997, Human Resources Director of Brooklyn Bow International, Riviera Beach, Florida, from October 1994 to September 1996 and as Director of Sales and Marketing of Flagler National Bank, West Palm Beach, Florida from August 1986 until March 1994.

         MARY L. KAMINSKE is Senior Vice President of the Company and the Association, and Director of the Operations Division of the Association, which includes oversight of the Association's branch office network. Mrs. Kaminske has been employed by the Association since 1969 serving in various positions, including serving as Vice President from 1987 until 1996 and as Senior Vice President since January 1996.

         MICHAEL E. REINHARDT is Senior Vice President of the Company and the Association, and Director of the Properties and Insurance Division of the Association. Mr. Reinhardt was first employed by the Association in 1973 serving in various positions, including serving as Vice President from 1987 to 1996 and as Senior Vice President since January 1997.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK
                   BY CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth the beneficial ownership of the Common Stock as of the Voting Record Date, and certain other information with respect to (i) the only persons or entities, including any "group" as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended ("Exchange Act"), who or which was known to the Association to be the beneficial owner of more than 5% of the issued and outstanding Common Stock on the Voting Record Date, (ii) each director of the Company, (iii) certain executive officers of the Company and (iv) all directors and executive officers of the Company as a group.

                                          Amount and Nature of Beneficial
        Name of Beneficial Owner or               Ownership as of                   Percent of
        Number of Persons in Group         March 16, 2000 (1)(2)(3)(4)(5)          Common Stock
        --------------------------         ------------------------------          ------------
Josiah T. Austin                                868,452(6)                           9.3%
El Coronado Holdings, L.L.C.
Star Route 395
Pearce, Arizona 85625

Capital Guardian Trust Company
Capital Group International, Inc.             1,010,710(7)                          10.9%
11100 Santa Monica Boulevard
Los Angeles, California 90025-3384

John Sheldon Clark                              536,968(8)                           5.8%
146 Gomez Road
Hobe Sound, Florida  33455

Community Savings Bankshares, Inc.              765,643(9)                           8.2%
Employee Stock Ownership Plan
660 U.S. Highway One
North Palm Beach, Florida 33408

DIRECTORS OR DIRECTOR NOMINEES:
Frederick A. Teed                                58,247                               *
James B. Pittard, Jr.                            75,479(10)                           *
Forest C. Beaty, Jr.                             61,462(11)                           *
John Sheldon Clark                              536,968(8)                           5.8%
Robert F. Cromwell                               65,278                               *
Karl D. Griffin                                  60,983(12)                           *
Harold I. Stevenson, CPA                         55,611(13)                           *

EXECUTIVE OFFICERS:
Larry J. Baker, CPA                              58,718(14)                           *
Cecil F. Howard, Jr.                             35,683(15)                           *
Feriel G. Hughes                                  1,683(16)                           *
Mary L. Kaminske                                 45,212(17)                           *
Michael E. Reinhardt                             44,077(18)                           *

All directors, director nominees and          1,099,401(19)                         11.6%
 executive officers as a
 group (12 persons)

* Represents less than 1% of the outstanding Common Stock.

----------
(1) Based upon filings made pursuant to the Exchange Act and information furnished by the respective individuals and entities. Under regulations promulgated pursuant to the Exchange Act, shares of Common Stock are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares (i) voting power, which includes the power to vote or to direct the voting of the shares, or (ii) investment power, which includes the power to dispose or to direct the disposition of the shares. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

(2) For shares, grants and options owned or made, as the case may be, prior to December 15, 1998, the data presented reflects an adjustment made in order to account for the share exchange ratio applied in connection with the reorganization whereby the Association became the wholly owned subsidiary of the Company which was consummated on December 15, 1998 (the "1998 Reorganization"). In connection with the consummation of the 1998 Reorganization, the common stock of Community Savings Bankshares, Inc., a federal corporation (the "Mid-Tier Holding Company"),was exchanged for the Company's Common Stock pursuant to a ratio of 2.0445 shares of the Company's Common Stock for each share of the Mid-Tier Holding Company's common stock (the "Exchange Ratio").

(3) Under applicable regulations, a person is deemed to have beneficial ownership of any shares of Common Stock which may be acquired within 60 days of the Voting Record Date pursuant to the exercise of outstanding stock options. Shares of Common Stock which are subject to stock options are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock owned by such person or group but not deemed outstanding for the purpose of computing the percentage of Common Stock owned by any other person or group.

(4) Includes, with respect to each of Messrs. Teed, Beaty, Cromwell, Griffin and Stevenson, 10,941 shares granted pursuant to the 1999 RRP. Includes with respect to Messrs. Pittard, Baker, Howard and Reinhardt and Mrs. Kaminske amounts totaling 25,674, 13,288, 12,807, 14,265 and 16,986 shares, respectively, awarded pursuant to the RRPs (which includes grants made pursuant to both the 1995 RRP and 1999 RRP). Such shares may be voted by such persons although not all of such shares have vested and been distributed. The awards vest at the rate of 20% per year from the date of grant. (June 1999 with respect to the 1999 RRP and May 1999 with respect to the 1995 RRP except with respect to Mr. Howard's whose grants under the 1995 RRP include a grant made in January 1997, 60% of which had vested and been distributed as of the Voting Record Date).

(5)      Includes shares totaling 24,227, 24,227, 24,227, 24,227, 24,227,
         17,445, 9,198, 10,742 and 10,538 which may be acquired upon the exercise of options exercisable within 60 days of the Voting Record Date granted to Messrs. Teed, Beaty, Cromwell, Griffin, Stevenson, Baker, Howard, Reinhardt and Mrs. Kaminske, respectively, pursuant to the 1995 Option Plan.

(6) Reflects 816,163 shares held by El Cornado Holdings, L.L.C. of which Mr. Austin is the sole managing member. Also includes 35,000 shares owned by Mr. Austin as well as 3,400 shares owned by the Christina E. Lowery Trust, 3,400 shares owned by the Matthew Austin Lowery Trust, 2,100 shares owned by the Valerie A. Gordon Trust and 8,389 shares owned by the Austin-Clark Insurance Trust. Mr. Austin serves as trustee of each of the four trusts.

(7) Reflects shares held by Capital Guardian Trust Company (704,160) and Capital Group International, Inc. (306,550). Capital Guardian Trust Company is a Bank (as defined under Section 3(a)6 of the Exchange Act) and is wholly owned by The Capital Group Companies, Inc. Capital International Research and Management, Inc., dba Capital International, Inc., is an Investment Advisor registered under Section 203 of the Investment Advisor Act of 1940 and is a wholly owned subsidiary of Capital Group International, Inc., which is wholly owned by The Capital Group Companies, Inc. Neither Capital Guardian Trust Company nor Capital International, Inc. owns shares for its own account. The shares are deemed to be beneficially owned by them in their capacities as investment manager and investment advisor, respectively, for various investment companies and/or institutional accounts, as the case may be.

----------
(8) Reflects 293,017 shares owned by Mr. Clark and 75,044 shares owned by his spouse. Also includes 101,928 shares held by three trusts entitled "Trust under the Will of Charles M. Clark, Jr." of which Mr. Clark is trustee. In addition, includes 66,979 shares owned by the Clark Family Foundation of which Mr. Clark is President. Mr. Clark has been nominated for election at the Annual Meeting.

(9) Does not include 30,247 shares allocated to or deemed beneficially owned pursuant to the ESOP by the executive officers, or such officers' spouses, as the case may be, listed below, which shares are reflected in such individuals' beneficial ownership.

(10) Includes 1,118 shares allocated to Mr. Pittard's wife, a former employee of the Association, pursuant to the Association's ESOP, 121 shares owned by Mr. Pittard's children, 4,785 shares allocated to Mr. Pittard pursuant to the ESOP and 43,781 shares owned jointly with Mr. Pittard's wife.

(11) Includes 9,322 shares owned jointly with Mr. Beaty's wife and 1,567 shares owned by Mr. Beaty's wife.

(12) Includes 7,155 shares owned jointly with Mr. Griffin's wife and 4,475 shares owned by Mr. Griffin's wife.

(13) Includes 7,768 shares owned jointly with Mr. Stevenson's wife and 5,111 shares owned by Mr. Stevenson's wife.

(14)     Includes 5,870 shares allocated to Mr. Baker pursuant to the ESOP.

(15) Includes 7,816 shares allocated to Mr. Howard pursuant to the ESOP and 196 shares owned by Mr. Howard's wife.

(16)     Includes 1,583 shares allocated to Ms. Hughes pursuant to the ESOP.

(17) Includes 13,304 shares owned jointly with Mrs. Kaminske's husband and 4,384 shares allocated to her pursuant to the ESOP.

(18) Includes 14,379 shares owned jointly with Mr. Reinhardt's wife and 4,691 shares allocated to Mr. Reinhardt pursuant to the ESOP.

(19) Includes 137,725 shares granted pursuant to the RRPs, which may be voted by directors and executive officers pending vesting and distribution, 30,247 shares allocated to executive officers and their spouses, as the case may be, pursuant to the ESOP and 169,058 shares which may be acquired by directors and executive officers upon the exercise of stock options exercisable within 60 days of the Voting Record Date. Also includes shares of Common Stock beneficially owned by Mr. Clark, a nominee for director.


             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of the Company's Common Stock, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the Nasdaq Stock Market. Officers, directors and greater than 10% shareholders are required by regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on review of the copies of such forms furnished to the Company, or written representations from its officers and directors, the Company believes that with respect to the year ended December 31, 1999, the Company's officers and directors and 10% shareholders satisfied the reporting requirements promulgated under Section 16(a) of the Exchange Act.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth a summary of certain information concerning the compensation awarded to or paid by the Association for services rendered in all capacities during the past three years to the Chief Executive Officer and the two other officers of the Association and its subsidiaries whose compensation (salary and bonus) during the fiscal year ended December 31, 1999 exceeded $100,000. Said officers, who also serve as executive officers of the Company, do not receive separate compensation from the Company.

                                             Annual Compensation         Long-Term Compensation
                                           --------------------------   -------------------------
                                                                                Awards
                                                                        -------------------------
                                                           Other         Restricted    Securities
          Name and                Fiscal                   Annual          Stock       Underlying      All Other
     Principal Position            Year    Salary(1)   Compensation(2)    Award(3)     Options(5)    Compensation(6)
     ------------------            ----    ---------   ---------------  -----------    ----------    ---------------
James B. Pittard, Jr.              1999    $249,938        $11,875       $313,468       61,697          $24,439
  President and Chief              1998     228,053         10,500             --                        16,496
  Executive Officer                1997     205,754         10,500             --           --           30,238
                                                                                            --

Larry J. Baker                     1999    $136,440         $   --       $162,241       31,935          $20,967
  Senior Vice President,           1998     116,337             --             --           --           11,466
  Chief Financial Officer and      1997     100,596             --             --           --           18,487
  Treasurer and Director of
  the Association's Finance
  Division

Cecil F. Howard, Jr.               1999    $160,161         $   --       $131,460
  Senior Vice President and        1998     152,189             --             --       25,873          $25,237
  Chief Lending Officer and        1997     144,131             --         18,974(4)        --           15,097
  Director of the                                                                       18,972(4)        26,543
  Association's
  Lending Division

----------
(1) None of the named executive officers were awarded or paid bonuses or received any payments pursuant to long-term incentive plans during the three years presented.
(2) Includes director fees paid for attendance at Board meetings of the Company and its subsidiaries. Does not include amounts attributable to miscellaneous benefits received by executive officers. In the opinion of management of the Association, the costs to the Association of providing such benefits to any individual executive officer during the year ended December 31, 1999 did not exceed the lesser of $50,000 or 10% of the total of annual salary and bonus reported for the individual.
(3) Represents the grant during 1999 of 25,674, 13,288 and 10,767 shares of restricted Common Stock to Messrs. Pittard, Baker and Howard, respectively, pursuant to the RRPs which were deemed to have the indicated value at the date of grant and which had a fair market value at December 31, 1999 of $322,542, $166,937 and $135,266 for the grants to Messrs. Pittard, Baker and Howard, respectively. Dividends paid on the restricted shares of Common Stock are distributed to the grant recipients as soon as practical after the payment thereof by the Company to the RRPs. The awards vest at the rate of 20% per year commencing on the first anniversary of the date of grant.
(4) Reflects an adjustment made in order to account for the Exchange Ratio resulting from the 1998 Reorganization.
(5) Consists of stock options awarded pursuant to the Company's Option Plans. All of such options vest at 20% per year starting on the first anniversary of the date of grant.
(6) Represents amounts allocated during the years ended December 31, 1999, 1998, and 1997 on behalf of Messrs. Pittard, Baker and Howard pursuant to the ESOP.

STOCK OPTIONS

         The following table sets forth certain information concerning grants of stock options awarded to the named executive officers during the year ended December 31, 1999.

                                          % of Total Options
                              Options         Granted to         Exercise        Expiration        Fair Value
          Name                Granted        Employees (3)       Price (4)          Date           of Options
          ----                -------        -------------       ---------          ----           ----------
James B. Pittard, Jr.          56,762(1)         10.4%           $12.188          6/18/2009        $115,288(5)
                                4,915(2)         13.8             12.375          5/19/2009          10,813(6)

Larry J. Baker                 29,391(1)          5.1             12.188          6/18/2009          59,664(5)
                                2,544(2)          7.2             12.375          5/19/2009           5,596(6)

Cecil F. Howard                23,812(1)          4.4             12.188          6/18/2009          48,338(5)
                                2,061(2)          5.8             12.375          5/19/2009           4,534(6)
----------------

----------
(1) Consists of stock options which vest at the rate of 20% per year starting June 18, 2000.
(2) Consists of stock options which vest at the rate of 20% per year starting May 19, 2000.
(3) Percentage of options granted to all employees and non-employee directors on either May 19, 2000 or June 18, 2000, as the case may be.
(4) In all cases, the exercise price was based on the fair market value of a share of Common Stock as determined in accordance with the provisions of the Option Plans.
(5) The fair value of the options granted was estimated using the Binomial Pricing Model. Under such analysis, the interest rate was assessed to be 5.76%, the expected life of the options to be 5 years, the expected volatility to be 16.46% and the dividend yield to be 3.57% per share.
(6) The fair value of the options granted was estimated using the Binomial Pricing Model. Under such analysis, the interest rate was assessed to be 5.66%, the expected life of the options to be 5 years, the expected volatility to be 18.10% and the dividend yield to be 3.57% per share.

         The following table sets forth certain information concerning exercises of stock options granted pursuant to the 1995 Option Plan by the named executive officers during the fiscal year ended December 31, 1999 and options held at December 31, 1999. No options granted pursuant to the 1999 Option Plan were exercisable at December 31, 1999.

                                                                                     Value of Unexercised in the
                            Shares                  Number of Unexercised Options    Money Options at Fiscal Year
                           Acquired                        at Year End (1)                     End (2)
                              on         Value      -----------------------------    ----------------------------
Name                       Exercise     Realized    Exercisable     Unexercisable    Exercisable    Unexercisable
----                       --------     --------    -----------     -------------    -----------    -------------
James B. Pittard, Jr.       14,557      $100,813      23,226           76,254         $165,439         $125,907
Larry J. Baker               3,000        21,930      13,356           36,024           95,134           40,626
Cecil F. Howard, Jr.            --            --       4,599           28,939           32,758           31,156

----------
(1) Reflects application of the Exchange Ratio to those grants under the Option Plans made prior to consummation of the 1998 Reorganization.
(2)      Based on a per share market price of $12.563 at December 31, 1999.

DIRECTOR COMPENSATION

         BOARD FEES. During the year ended December 31, 1999, each of the Directors of the Company and its subsidiaries received a monthly meeting fee of $2,000 except Mr. Pittard, who is also the President and Chief Executive Officer of the Company, who received $1,000 per monthly meeting and the Chairman of the Board of Directors of the Company and its subsidiaries who received $3,000 per month.

         STOCK OPTIONS. Pursuant to the 1995 Option Plan each non-employee director of the Association was granted in January 1995 a compensatory stock option to purchase 11,850 shares of Common Stock. Pursuant to the Exchange Ratio utilized in the 1998 Reorganization each director (who is also a director of the Company) now has an option to purchase 24,227 shares of Common Stock. In June 1999, subsequent to the 1999 Annual Meeting, each non-employee director of the Company received a compensatory stock option to purchase 27,353 shares of Common Stock pursuant to the 1999 Option Plan. All options granted to date to non-employee directors under the Option Plans vest at the rate of 20% per year starting on the first anniversary of the date of grant.

         RESTRICTED STOCK AWARDS. Pursuant to the 1995 RRP, each non-employee director of the Association was granted 4,750 shares of restricted stock, which grant now represents 9,711 shares (assuming that previously vested shares have not been sold) after giving effect to the Exchange Ratio. In June 1999, subsequent to the 1999 Annual meeting, each non-employee director of the Company was granted 10,941 shares of restricted stock pursuant to the 1999 RRP. All restricted stock grants awarded to date to non-employee directors pursuant to the RRPs vest at the rate of 20% per year starting on the first anniversary of the date of grant.

EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

         The Company and the Association (the "Employers") have entered into an employment agreement with James B. Pittard, Jr., President and Chief Executive Officer of the Company and the Association, pursuant to which the Employers have agreed to employ Mr. Pittard for a term of one year in his current position. The agreement with Mr. Pittard initially is at his current salary level. The term of the employment agreement remains for a one year period as it renews daily for successive one-day periods unless the Company and the Association provide notice not less than 60 days prior to such date not to extend the employment term. The employment agreement will be reviewed annually by the Boards of Directors of the Employers. In addition, under the employment agreement, Mr. Pittard agreed that upon termination of the agreement (other than due to disability, retirement or for cause) for a period of one year thereafter, he would not compete with the Employers under certain circumstances.

         The employment agreement is terminable with or without cause by the Employers. Mr. Pittard shall have no right to compensation or other benefits pursuant to the employment agreement for any period after voluntary termination or termination by the Employers for cause, disability, retirement or death. In the event that (i) Mr. Pittard terminates his employment because of the Employer's failure to comply with any material provision of the employment agreement or the Employers change Mr. Pittard's title or duties or (ii) the employment agreement is terminated by the Employers other than for cause, disability, retirement or death, Mr. Pittard will be entitled to a cash severance amount equal to his annual compensation, as defined in the agreement.

         The Employers have also entered into Change in Control Agreements with seven officers, including five executive officers: Messrs. Pittard, Baker, Howard and Reinhardt and Mrs. Kaminske (the "Executives"). The Change in Control Agreements have terms of three years, which term shall be extended each year for a successive additional one-year period upon approval of the Boards of Directors unless the Executive or the Employers elect, not less than 30 days (60 days with respect to Mr. Pittard) prior to the annual anniversary date, not to extend the term.

         The Change in Control Agreements provide that if certain adverse actions are taken with respect to the Executive's employment following a change in control, as defined, of the Company or the Association, the Executive will be entitled to a cash severance amount equal to the Executive's annual compensation, as defined in the Change in Control Agreements (except Mr. Pittard's Change in Control agreement provides for payment equal to three times his annual compensation). In addition, the Executive will be entitled to a continuation of benefits similar to those he or she is receiving at the time of such termination for a period of one year (or the remaining term of the agreement with respect to Mr. Pittard) or until he or she obtains full-time employment with another employer, whichever occurs first. The amount of severance benefits payable under both Change in Control Agreements and the employment agreement are limited to that amount which will not result in any position of such payment being deemed an excess parachute payment under Section 280G of the Internal Revenue Code.

         A change in control is generally defined in the Change in Control Agreements to include any change in control of the Company required to be reported under the federal securities laws, as well as (i) the acquisition by any person of 25% or more of the Company's outstanding voting securities and
(ii) a change in two-thirds of the directors of the Company during any two-year period without the approval of at least a majority of the persons who were directors of the Company at the beginning of such period. If a change in control of the Company had occurred as of December 31, 1999, Messrs. Pittard, Baker, Howard and Reinhardt and Mrs. Kaminske would be entitled to receive approximately $738,000, $136,000, $167,000, $88,000, and $95,000, respectively.

DEFINED BENEFIT PLAN

         The Association maintains a noncontributory defined benefit plan (the "Retirement Plan"). All employees age 21 or older who have worked at the Association for a period of one year and been credited with at least 1,000 hours of employment with the Association during the year can accrue benefits under the Retirement Plan. The Association annually contributes an amount to the Retirement Plan necessary to satisfy the actuarially determined minimum funding requirements in accordance with the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

         At the normal retirement age of 65 (or completion of 30 years of service with the Association, if earlier), the plan is designed to provide a life annuity. The retirement benefit provided is an amount equal to 1.75% of a participant's average monthly compensation based on the average of the three consecutive years during the last 10 calendar years of employment which provides the highest monthly average compensation multiplied by the participant's years of credited service (not to exceed 35 years) to the normal retirement date. Retirement benefits are also payable upon retirement due to early and late retirement. A reduced benefit is payable upon early retirement at or after age 55 and the completion of fifteen years of service with the Association. Benefits are also paid from the Retirement Plan upon a Participant's disability or death. Upon termination of employment other than as specified above, a participant who was employed by the Association for a minimum of two years is eligible to receive his or her accrued benefit reduced for early retirement or a deferred retirement benefit commencing on such participant's normal retirement date. Benefits are payable in various annuity forms as well as in the form of a single lump sum payment. Participants whose vested benefit upon termination is less than $5,000 will normally receive their benefit in a single lump sum payment.

         The following table sets forth estimated annual benefits payable upon retirement at age 65 to the named executive officers under the Association's Retirement Plan based upon various levels of compensation and years of service.


       Final Average
        Compensation                          Years of Benefit Service at Retirement
-------------------------------------------------------------------------------------------------------------
                             15               20                25                30               35
                          -------           -------            -------         -------           -------
          $25,000         $ 6,563           $ 8,750            $10,938         $13,125           $15,313
           50,000          13,125            17,500             21,875          26,250            30,625
           75,000          19,688            26,250             32,813          39,375            45,938
          100,000          26,250            35,000             43,750          52,500            61,250
          125,000          32,813            43,750             54,688          65,625            76,563
          150,000          39,375            52,500             65,625          78,750            91,875
          170,000          44,625            59,500             74,375          89,250           104,125
        and above


         The maximum annual compensation which may be taken into account under the Internal Revenue Code (as adjusted from time to time by the Internal Revenue Service ("IRS")) for calculating contributions under qualified defined benefit plans after December 31, 1999 is $170,000.

         At December 31, 1999, Messrs. Pittard, Baker and Howard had 18, 17 and 12 years of credited service, respectively, under the Retirement Plan.

EMPLOYEE STOCK OWNERSHIP PLAN

         The Company has an ESOP for employees age 21 or older who have at least one year of credited service with the Company or its subsidiaries. The ESOP is funded by the Company's contributions made in cash (which primarily will be invested in Common Stock) or Common Stock. Benefits may be paid either in shares of Common Stock or, to the extent permitted, in cash.

         In October 1994, the ESOP borrowed $2.8 million from an unaffiliated lender to purchase 190,388 shares of Association common stock in the open market (which was converted to Company Common Stock using the Exchange Ratio in connection with the 1998 Reorganization). The Association makes scheduled discretionary cash contributions to the ESOP sufficient to amortize the principal and interest on the loan, which has a maturity of seven years. During 1998, the Mid-Tier Holding Company loaned sufficient funds to the ESOP to permit the ESOP to repay the loan to the unaffiliated lender. In connection with the 1998 Reorganization, the Company assumed the loan from the Mid-Tier Holding Company. The terms of the loan to the ESOP from the Company are similar to those of the loan from the unaffiliated lender. In connection with the 1998 Reorganization, the ESOP borrowed funds from the Company to purchase 437,652 shares of the Company's Common Stock. Collateral for the loan is the Company's Common Stock purchased by the ESOP with the loan proceeds. The two loans will be repaid principally from the Association's contributions to the ESOP over a period of 3 and 15 years, respectively. The loans bear fixed interest rates of 8.50% and 7.75%, respectively.

         The Company may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of Common Stock, which may be acquired through the purchase of outstanding shares in the market or from individual shareholders, upon the original issuance of additional shares by the Company or upon the sale of treasury shares by the Company. Such purchases, if made, would be funded through additional borrowings by the ESOP or additional contributions from the Company. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

         Shares purchased by the ESOP with the proceeds of the loan are held in a loan suspense account and released on a pro rata basis as debt service payments are made. Discretionary contributions to the ESOP and shares released from the suspense account will be allocated among participants on the basis of compensation. Forfeitures will be reallocated among remaining participating employees and may reduce any amount the Company might otherwise have contributed to the ESOP. Benefits generally vest at the rate of 20% per year beginning in the second year of participation until the participant becomes 100% vested after six years of credited service. Benefits may be payable upon retirement, early retirement, disability or separation from service. The Company's contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

         The ESOP Committee of the Board administers the ESOP and an unaffiliated financial institution has been appointed to act as trustee of the related trust. The ESOP Committee may instruct the trustee regarding investment of funds contributed to the ESOP. Under the ESOP, the trustee must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees. Unallocated shares will be voted by the trustee in the same ratio on any matter as those shares for which instructions are given. For purposes of determining such ratio, allocated shares which abstain or which fail to provide instructions to the trustee are excluded.

         The ESOP is subject to the requirements of ERISA and the regulations of the IRS and the Department of Labor thereunder.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

         The Association maintains a non-qualified supplemental executive retirement plan ("SERP") for certain executives and former executives (including Messrs. Teed, Pittard, Baker and Howard) of the Association to compensate those executives participating in the Association's Retirement Plan whose benefits are limited by Section 415 or Section 401(a)(17) of the Internal Revenue Code. As of December 31, 1999, there were four executive officers participating in the SERP. The SERP provides the designated executives with retirement benefits generally equal to the difference between (i) seventy-five percent (75%) of the executive's compensation and (ii) the sum of the executive's retirement benefit under the Association's Retirement Plan and the executive's social security benefits. Benefits under the SERP typically vest on normal retirement age (age
65). However, in the event of an executive's early retirement at or after age 50 and completion of ten years of service, the executive will receive an early retirement benefit equal to the amount of benefits accrued as of such date by the Association attributable to such executive. If an executive remains employed with the Association after normal retirement age, the executive will receive retirement benefits actuarially adjusted to reflect the executive's later retirement. Retirement benefits will be payable to the executive in the form of a quarterly benefit for fifteen consecutive years. If the executive dies following retirement from the Association but prior to receipt of the entire amount due, the executive's beneficiary will receive the remaining benefits due. Benefits will be paid to the beneficiary until the executive and the beneficiary have received a total of sixty quarterly payments.

         The SERP is considered an unfunded plan for tax and ERISA purposes. All obligations arising under the SERP are payable from the general assets of the Association. However, the Association has chosen to purchase life insurance contracts to ensure that sufficient assets will be available to pay the benefits due under the SERP.

         The benefits paid under the SERP supplement the benefits paid by the Retirement Plan. The following table indicates the expected aggregate annual retirement benefit payable from the SERP to SERP participants, expressed in the form of a single-life annuity for the final average salary and years of service specified below.


       Final Average                                          Years of Service and
       Compensation                                      Benefit Payable at Retirement
------------------------------------------------------------------------------------------------------------
                             15                20                 25              30                35
                          -------           -------            -------         -------           -------
         $100,000        $ 31,542           $22,792            $14,042          $5,292            $   --
          125,000          43,730            32,792             21,855          10,917                --
          150,000          55,917            42,792             29,667          16,542             3,417
          175,000          69,417            54,542             39,667          24,792             9,917
          200,000          88,167            73,292             58,417          43,542            28,667
          225,000         106,917            92,042             77,167          62,292            47,417
          250,000         125,667           110,792             95,917          81,402            66,167
          275,000         144,417           129,542            114,667          99,792            84,917
          300,000         163,167           148,292            133,417         118,542           103,667

         Messrs. Pittard, Baker and Howard have 18, 17 and 12 years, respectively, of credited service under the SERP. The Association's pension cost attributable to the SERP was $114,000 for the year ended December 31, 1999.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Establishing and reviewing executive compensation philosophy, policies, levels and programs during fiscal 1999 was the responsibility of the full Board of Directors. Mr. Pittard, who serves as President and Chief Executive Officer, as well as a director of the Company and the Association, did not participate in the Board's determination of compensation for the President and Chief Executive Officer. In addition, Mr. Teed, currently Chairman of the Board, served as President and Chief Executive Officer of the Association from 1983 to 1993. The report of the Board with respect to compensation for the Chief Executive Officer and certain executive officers for fiscal 1999 is set forth below.

REPORT OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

         Under rules established by the Securities and Exchange Commission, the Company is required to provide certain data and information regarding the compensation and benefits provided to its Chief Executive Officer and certain other executive officers of the Association (since such persons do not receive compensation for service as officers of the Company) for the fiscal year just completed. The disclosure requirements for the Chief Executive Officer and such other executive officers include the use of various tables as well as a report explaining the rationale and considerations that led to fundamental executive compensation decisions affecting those individuals. In fulfillment of this requirement, set forth below is the report of the Board of Directors which was responsible during fiscal 1999 for the evaluation and determination of the compensation of the Chief Executive Officer and the other executive officers of the Association. For fiscal 2000, the Compensation and Benefits Committee of the Association's Board of Directors will determine executive compensation.

         In connection with establishing compensation levels during fiscal 1999, the Board of Directors (excluding Mr. Pittard as Chief Executive Officer) reviewed the performance of the Chief Executive Officer and other executive officers and considered what changes, if any, in the executive officer's base compensation were appropriate as well as the level of bonus, if any, to be awarded. The purpose of such review, among other things, was to retain qualified individuals and to maintain compensation levels which were competitive with other financial institutions, particularly those located in the Association's market area. With respect to all positions within the organization with the exception of the Chief Executive Officer, the Association used a formal quantitative system of job evaluation. In determining whether the base salary of the Chief Executive Officer should be increased, the Board of Directors took into account individual performance, performance of the Association, the size of the Association and the complexity of its operations, and information regarding compensation paid to executives performing similar duties for financial institutions in the Association's market area. The Board also considered executive officer compensation in light of the Association's 1999 operating budget and strategic goals. The Board also reviewed the compensation surveys and the analysis of an independent consultant. Under the Association's policy, salary adjustments with respect to the President and most of the executive officers are normally determined in June, with adjustments being effective in July.

         While the Board of Directors did not use strict numerical formulas to determine whether changes in compensation for the Chief Executive Officer were appropriate and while it weighed a variety of different factors in its deliberations, it emphasized in its analysis earnings, general and administrative expense levels, profitability, capital position and income level, and return on tangible equity as factors in setting the compensation of the Chief Executive Officer. Other non-quantitative factors considered by the Board of Directors in fiscal 1999 included general management oversight of the Association, the quality of communication with the Board of Directors, and the productivity of employees. Finally, the Board of Directors considered the Association's standing with customers and the community, as evidenced by the level of customer/community complaints and compliments. While each of the quantitative and non-quantitative factors described above was considered by the Board of Directors, such factors were not assigned a specific weight in evaluating the performance of the Chief Executive Officer.

         Upon review of the above factors, the Board determined not to increase the Chief Executive Officer's base salary or that of three of the other five executive officers (the increase in compensation reflected in the Summary Compensation Table reflects the effect of the timing of salary increases). Two of the executive officers, including Mr. Baker, received increases. Mr. Baker's base salary was increased by approximately $6,800 or 5.4% effective July 1,

1999 from the level established in 1998. No executive officer participates in the review of his or her respective compensation.

                             The Board of Directors
                             (Excluding Mr. Pittard)
                             -----------------------

                                Frederick A. Teed
                                Forest C. Beaty, Jr.
                                Robert F. Cromwell
                                Karl D. Griffin
                                Harold I. Stevenson, CPA

INDEBTEDNESS OF MANAGEMENT AND AFFILIATED TRANSACTIONS

         In accordance and in compliance with applicable federal laws and regulations, the Association offers mortgage loans to its directors, officers and full-time employees for the financing of their primary residences and certain other loans. Currently, except as described below, all existing loans made by the Association to its executive officers and directors and their associates were made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with non-affiliated persons. It is the belief of management that these loans neither involve more than the normal risk of collectibility nor present other unfavorable features. In accordance with applicable regulations, the Association extends residential first mortgage loans to its officers secured by their primary residence pursuant to a benefit program that is widely available to employees of the Association who have provided service to the Association for at least one year and does not give preference to any officer over other employees of the Association. Under the terms of such loans, the interest on adjustable-rate loans is 0.50% below that charged on similar loans to non-employees and certain fees and charges, such as private mortgage insurance, are waived.

         Set forth in the following table is certain information relating to the only such preferential loan to an executive officer or director which was outstanding at December 31, 1999.

                                                   Largest Amount of
                                                 Indebtedness between      Balance as of
                                                  January 1, 1999 and      December 31,
         Name               Year Loan Made         December 31, 1999           1999           Interest Rate
--------------------        --------------         -----------------       --------------     -------------
  Feriel G. Hughes               1998                   $112,406             $111,229             6.875%

         All transactions between the Company and/or the Association and their respective executive officers, directors, holders of 10% or more of the shares of its Common Stock and affiliates thereof, are on terms no less favorable to the Company or the Association, as the case may be, than could have been obtained by it in arm's-length negotiations with unaffiliated persons. Such transactions must be approved by a majority of independent outside directors of the Company, or the Association, as the case may be, not having any interest in the transaction.

PERFORMANCE GRAPH

         The following graph compares the cumulative total return on the Common Stock since the Company's initial public offering of Common Stock in December 1998 with (i) the yearly cumulative total return on the stocks included in the SNL Thrift Index; (ii) the yearly cumulative total return on the stocks indexed in the SNL $500 Million to $1 Billion Thrift Index; and (iii) the yearly cumulative total return on the stocks included in the Nasdaq Stock Market Index (for United States companies). All of these cumulative returns are computed assuming the reinvestment of dividends at the frequency with which dividends were paid during the applicable period.

    [THE FOLLOWING TABLE REPRESENTS A GRAPHIC CHART WHICH HAS BEEN OMITTED]

                                                          PERIOD ENDING
                                   -----------------------------------------------------
INDEX                              12/15/98 12/31/98 3/31/99  6/30/99  9/30/99  12/31/99
-----                              -------- -------- -------  -------  -------  --------
Community Savings Bankshares, Inc.  100.00   104.66   122.82   125.20   120.01   126.81
NASDAQ - Total US                   100.00   109.08   122.02   133.50   136.55   197.07
SNL Thrift Index                    100.00   108.08   108.83   107.54    94.69    88.29
SNL $500M - $1B Thrift Index        100.00   101.73    99.72    97.47    85.81    83.16

         The graph represents $100 invested in the Company's initial public offering of common stock issued on December 15, 1998 at $10.00 per share. The SNL Thrift Index and SNL $500 million to $1.0 billion Thrift Index are indices created by SNL Securities, L.P., Charlottesville, Virginia, a nationally recognized analyst of financial institutions.

         RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

         The Board of Directors of the Company has appointed Crowe, Chizek and Company, LLP, independent accountants, to perform the audit of the Company's financial statements for the year ending December 31, 2000, and further directed that the selection of accountants be submitted for ratification by the shareholders at the Annual Meeting.

         The Company has been advised by Crowe, Chizek and Company, LLP that neither that firm nor any of its associates has any relationship with the Company or its subsidiaries other than the usual relationship that exists between independent accountants and clients. Crowe, Chizek and Company, LLP will have one or more representatives at the Annual Meeting who will have an opportunity to make a statement, if they so desire, and who will be available to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF CROWE, CHIZEK AND COMPANY, LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

                              SHAREHOLDER PROPOSALS

         Any proposal which a shareholder wishes to have included in the proxy materials of the Company relating to the next annual meeting of shareholders of the Company, which is currently scheduled to be held in April 2001, must be received at the principal executive offices of the Company, 660 U.S. Highway One, North Palm Beach, Florida 33408, Attention: Deborah M. Rousseau, Vice President and Secretary, no later than November 24, 2000. If such proposal is in compliance with all applicable requirements, it will be included in the proxy statement and set forth on the form of proxy issued for such annual meeting of shareholders. It is urged that any such proposals be sent certified mail, return receipt requested.

         Shareholder proposals which are not submitted for inclusion in the Company's proxy materials pursuant to Rule 14a-8 under the Exchange Act may be brought before an annual meeting pursuant to Section 2.14 of the Company's Bylaws, which provides that business at an annual meeting of shareholders must be (a) properly brought before the meeting by or at the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before an annual meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a shareholder's notice must be delivered to, or mailed and received at, the principal executive offices of the Company not later than 120 days prior to the mailing of proxy materials with respect to the immediately preceding annual meeting of shareholders of the Company, which was December 30, 1999 for the Annual Meeting. No such proposals were received by such date. Such shareholder's notice is required to set forth as to each matter the shareholder proposes to bring before an annual meeting certain information specified in the Bylaws.

                                 ANNUAL REPORTS

         A copy of the Company's Annual Report to Shareholders for the year ended December 31, 1999 accompanies this Proxy Statement. Such Annual Report is not part of the proxy solicitation materials.

         UPON RECEIPT OF A WRITTEN REQUEST, THE COMPANY WILL FURNISH TO ANY SHAREHOLDER WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 AND THE LIST OF EXHIBITS THERETO REQUIRED TO BE FILED WITH THE SEC UNDER THE EXCHANGE ACT. SUCH WRITTEN REQUEST SHOULD BE DIRECTED TO DEBORAH M. ROUSSEAU, VICE PRESIDENT AND SECRETARY, COMMUNITY SAVINGS BANKSHARES, INC., 660 U.S. HIGHWAY ONE, NORTH PALM BEACH, FLORIDA 33408. THE FORM 10-K IS NOT PART OF THE PROXY SOLICITATION MATERIALS.

                                  OTHER MATTERS

         Management is not aware of any business to come before the Annual Meeting other than the matters described above in this Proxy Statement. However, if any other matters should properly come before the meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

         The cost of the solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending the proxy materials to the beneficial owners of the Company's Common Stock. In addition to solicitations by mail, directors, officers and employees of the Company may solicit proxies personally or by telephone without additional compensation.

                                    By Order of the Board of Directors



                                    Deborah M. Rousseau
                                    Vice President and Secretary

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2  PLEASE MARK
                                                                YOUR VOTE AS [X]
                                                                INDICATED IN
                                                                THIS EXAMPLE

                                         WITHHOLD
                                     FOR  FOR ALL                       Proposal 2 - Appointment of Crowe Chizek & Company
Proposal 1 - Election of Directors:  [ ]   [ ]                                       LLP as the Company's independent
                                                                                     auditors for fiscal 2000.

01 Karl D. Griffin
02 Harold I. Stevenson                                                                 FOR    AGAINST    ABSTAIN
03 John Sheldon Clark                                                                  [  ]     [  ]        [  ]

WITHHOLD FOR:  (Write nominee(s) name(s) in the space provided below.)

-----------------------------------------------------------------------

                                                                                     This proxy will be voted as directed,
                                                                                     but if no instruction is specified,
                                                                                     this Proxy will be voted FOR Proposal
                                                                                     1 and 2 and otherwise at the
                                                                                     discretion of the proxy holders.


                                                                                     The undersigned hereby acknowledges
                                                                                     receipt of the Notice of the Annual
                                                                                     Meeting of Shareholders of Community
                                                                                     Savings Bankshares, Inc. called for
                                                                                     April 26, 2000 and the accompanying
                                                                                     Proxy Statement and other materials
                                                                                     prior to the signing of this Proxy.


                                                                                     IF YOU VOTE BY TELEPHONE AS INSTRUCTED
                                                                                     BELOW, THERE IS NO NEED TO MAIL BACK
                                                                                     YOUR PROXY CARD.

SIGNATURE__________________TITLE_______________________DATE_____________________

Please sign exactly as your name appears on the stock certificate(s). Where stock is issued in two or more names, only one need sign. If signing as attorney, executor, administrator, trustee or guardian, give full title as such. A corporation should sign by an authorized officer and affix its seal. A partnership should sign in the partnership name by an authorized person.

                            ^ FOLD AND DETACH HERE ^

--------------------------------------------------------------------------------

  [GRAPHIC OMITTED]             VOTE BY TELEPHONE             [GRAPHIC OMITTED]
                        QUICK * * * EASY * * * IMMEDIATE
--------------------------------------------------------------------------------

           YOUR VOTE IS IMPORTANT! - YOU CAN VOTE IN ONE OF TWO WAYS:

1. TO VOTE BY PHONE: Call toll-free 1-800-840-1208 on a touch tone telephone 24 hours a day - 7 days a week

    There is NO CHARGE to you for this call. - Have your proxy card in hand.

You will be asked to enter a Control Number, which is located in the box in the lower right hand corner of this form

--------------------------------------------------------------------------------
OPTION 1: To vote as the Board of Directors recommends on ALL proposals, press 1
--------------------------------------------------------------------------------

                    WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

--------------------------------------------------------------------------------
OPTION 2: If you choose to vote on each Proposal separately, press 0. You will hear these instructions:
--------------------------------------------------------------------------------
          Proposal 1 - To vote FOR ALL nominees, press 1; to WITHHOLD FOR ALL nominees, press 9
          To WITHHOLD FOR AN INDIVIDUAL nominee, press 0 and listen to the instructions

          Proposal 2 - To vote FOR, press 1; AGAINST, press 9, ABSTAIN, press 0.

                    WHEN ASKED, PLEASE CONFIRM BY PRESSING 1.

                                       OR

2. TO VOTE BY PROXY: Mark, sign and date your proxy card and return promptly in the enclosed envelope.

NOTE:  IF YOU VOTE BY TELEPHONE, THERE IS NO NEED TO MAIL BACK YOUR PROXY CARD.

                             THANK YOU FOR VOTING.

REVOCABLE PROXY

                      2000 ANNUAL MEETING OF SHAREHOLDERS

                       COMMUNITY SAVINGS BANKSHARES, INC.
                              660 U.S. HIGHWAY ONE
                        NORTH PALM BEACH, FLORIDA 33408

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, being a a shareholder of Community Savings Bankshares, Inc. (the "Company") as of March 16, 2000, hereby authorizes Forest C. Beaty, Jr., Karl D. Griffin and James B. Pittard, Jr., or any of their successors, as proxies, with full powers of substitution, to represent the undersigned at the Annual Meeting of Shareholders to be held at The Embassy Suites PGA, 4350 PGA Boulevard, Palm Beach Gardens, Florida, on Wednesday, April 26, 2000 at 1:30 p.m., Eastern Time, and at any adjournment of said meeting, and thereat to act with respect to all votes that the undersigned would be entitled to cast, if then personally present, as set forth on the reverse hereof.

                            ^ FOLD AND DETACH HERE ^

                                 EMBASSY SUITES
                                 4350 PGA BLVD.
                          PALM BEACH GARDENS, FL 33410
                             TELEPHONE 561-622-1000

                               [GRAPHIC OMITTED]

LOCATION Conveniently located at Interstate 95 exit 57B PGA Blvd. west, just 1 mile from the Florida Turnpike exit 109.